UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2020

KALEYRA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38320	82-3027430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Via Marco D’Aviano, 2, Milano MI, Italy		20131
(Address of Principal Executive Offices)		(Zip Code)

+39 02 288 5841

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KLR	NYSE American LLC
Warrants, at an exercise price of $11.50 per share of Common Stock	KLR WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 13, 2020, the compensation committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Kaleyra, Inc. (the “Company”) approved the Company’s entry into indemnity agreements with directors Dr. Emilio Hirsch and Matteo Lodrini, director and Chief Executive Officer, Dario Calogero, and Chief Financial Officer, Giacomo Dall’Aglio. The Company previously entered into indemnity agreements on the same terms with directors Dr. Avi S. Katz, Neil Miotto and John Mikulsky. Each indemnity agreement provides for indemnification and advancement by the Company of certain expenses and costs relating to claims, suits or proceedings arising from service to the Company, as officers or directors to the maximum extent permitted by applicable law.

The foregoing description of the indemnity agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the indemnity agreements, a form of which was previously filed by the Company with the Securities and Exchange Commission on its Registration Statement on Form S-1 on November 15, 2017, and is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Calogero Employment Agreement

On March 13, 2020, the Compensation Committee and the Board each approved the entry into by the Company of, and the Company entered into, an employment agreement with its Chief Executive Officer, Mr. Calogero (the “Calogero Employment Agreement”). The Calogero Employment Agreement is for a three year period commencing on November 26, 2019. It provides that Mr. Calogero shall serve as the Chief Executive Officer of the Company and its subsidiaries, with services to be provided both in New York, New York and in Milan, Italy. The Calogero Employment Agreement provides that Mr. Calogero will receive a base salary at an annual rate of $450,000, subject to increase from time to time as determined by the Board or the Compensation Committee, as well as that he shall be eligible to receive an annual bonus and long-term equity-based awards. The target bonus opportunity for Mr. Calogero is 100% of his base salary (the “Annual Target Bonus”), and at the discretion of the Board, he may also be granted a special achievement bonus in recognition of a special event or achievement that has significantly improved the performance, strength or nature of the Company and its business. Payment of a bonus based upon the Annual Target Bonus shall be done after the Compensation Committee has determined in its sole and absolute discretion whether Mr. Calogero’s performance has achieved the objectives and key results, or other performance objectives established by the Compensation Committee for purposes of bonuses. Beginning in 2021, Mr. Calogero is also eligible to receive grants of long-term awards in the form of cash and/or equity awards under the Kaleyra, Inc. 2019 Equity Incentive Plan. The Calogero Employment Agreement also provides that Mr. Calogero is eligible to participate in all employee benefit and insurance plans that the Company maintains for similarly situated executives, and that he will receive a relocation allowance covering the period of time that Mr. Calogero is based in New York (which is expected to end in July 2021) of $400,000 per year.

In the event that Mr. Calogero’s employment is terminated for “cause” by the Company or because he resigns without “good reason” (as such terms are defined in the Calogero Employment Agreement), then he will be paid his base salary for the period prior to the effective date of termination and any accrued but unused vacation time, unreimbursed expenses and other payments and benefits prior to such termination. If the Company terminates his employment without cause or he terminates his employment for good reason, then he will receive additional payments from the Company. If such termination is not within the two-year period following a Change in Control (as such term is defined in the Calogero Employment Agreement), then Mr. Calogero will receive in addition to that which he would receive if his employment is terminated for cause, as a severance an amount equal to two times the sum of (1) his base salary, plus (2) an amount equal to his Annual Target Bonus, plus a bonus for the year of termination, as well as immediate vesting of any service-based vesting conditions applicable to long-term awards previously granted, provided that any performance-vesting conditions shall still apply. Mr. Calogero will also receive insurance coverage for two years. If such termination is within the two-year period following a Change in Control, then the severance amount shall be for three times, rather than two times, the sum of (1) his base salary, plus (2) an amount equal to his Annual Target Bonus. In addition, if Mr. Calogero’s employment terminates because he becomes disabled or he dies, then there shall be immediate vesting of any outstanding, unvested long-term awards, including any performance-based awards.

The foregoing description of the Calogero Employment Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Calogero Employment Agreement, a form of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Dall’Aglio Amendment of Awards

Also on March 13, 2020, the Compensation Committee and the Board each approved the entry into by the Company of, and the Company entered into, an amendment of awards with its Chief Financial Officer, Mr. Dall’Aglio (the “Dall’Aglio Amendment of Awards”). The Dall’Aglio Amendment of Awards provides that if Mr. Dall’Aglio’s employment is terminated for “cause” by the Company or because he resigns without “good reason” (as such terms are defined in the Dall’Aglio Amendment of Awards) within the twelve months following a Covered Transaction (as such term is defined in the Kaleyra, Inc. 2019 Equity Incentive Plan), then one hundred percent of the remaining unvested long-term awards issued to Mr. Dall’Aglio in accordance with the terms of the Kaleyra, Inc. 2019 Equity Incentive Plan, shall become vested and immediately exercisable if the award requires exercise, and one hundred percent of the remaining undelivered shares shall be delivered for such awards that are restricted stock units.

The foregoing description of the Dall’Aglio Amendment of Awards does not purport to be complete and is qualified in its entirety by the terms and conditions of the Dall’Aglio Amendment of Awards, a form of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

The exhibits required by this item are set forth on the Exhibit Index attached hereto.

Exhibit Number

10.1	Form of Indemnity Agreement (Incorporated by reference to Exhibit 10.14 to the Registration Statement on Form S-1 as filed with the Securities and Exchange Commission on November 15, 2017).

10.2	Employment Agreement, dated as of March 13, 2020 and effective as of November 26, 2019, by and between Kaleyra, Inc. and Dario Calogero.

10.3	Amendment of Awards, dated as of March 13, 2020, by and between Kaleyra, Inc. and Giacomo Dall’Aglio.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 17, 2020

By:	/s/ Dario Calogero
Name:	Dario Calogero
Title:	Chief Executive Officer and President